UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

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PUTNAM FUNDS TRUST

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We Need Your Vote

Please vote today on a matter affecting your investment in Putnam Fixed Income Absolute Return Fund.

Your prompt response to this proxy statement is important.

Voting now can help save costs.

A message from Putnam Investments and the Trustees of the Putnam funds

Putnam Fixed Income Absolute Return Fund

A few minutes of your time now can help save time and expenses later.

Dear Fellow Shareholder:

We are asking for your vote on an important matter affecting your investment in Putnam Fixed Income Absolute Return Fund. This fund will hold a special shareholder meeting on October 19, 2022 in Boston, Massachusetts, to decide the proposal below. We are asking you — and all shareholders — to consider and vote on this important matter.

You may vote conveniently by:

• Visiting the website listed on the proxy card.

• Calling by telephone, using the toll-free number listed on the proxy card.

• Mailing the enclosed proxy card — be sure to sign, date, and return the card in the enclosed postage-paid envelope.

Of course, you are also welcome to attend the special shareholder meeting on October 19, 2022 and vote your shares in person on the proposal:

1.	Approving a new management contract that will reduce your fund’s base management fee and eliminate the performance adjustment component of your fund’s management fee.

Under your fund’s current management contract, the fund pays, on a monthly basis, a base management fee plus or minus a performance adjustment. The base management fee is computed and paid monthly at an annual rate of 0.60% based on the fund’s average net assets for the month. The fund’s monthly base management fee is then adjusted upward or downward to reflect the strength or weakness of the fund’s performance compared to the returns of a performance index plus a specified hurdle rate (the “performance index”). Your fund’s management fees decline if the fund underperforms the performance index and rise if the fund outperforms. The proposed new management contract for the fund will reduce the annual rate of your fund’s base management fee from 0.60% to [0.39]% and will eliminate the performance adjustment component of your fund’s management fee.

If the new management contract is approved, the fund is expected to also undergo the following changes:

•	The fund will be repositioned as a relative return core bond fund.

•	The fund’s name will change to “Putnam Core Bond Fund.”
•	The fund’s investment goal will be changed to provide that the fund seeks high current income consistent with what Putnam Investment Management, LLC (“Putnam Management”) believes to be prudent risk.
•	The fund will revise its investment policy from investing at least 80% of its net assets in fixed-income securities to investing at least 80% of its net assets in bonds.

Shareholder approval is not required for these changes. However, as described in the proxy statement, these changes will not occur on [ ] (the anticipated effective date for the proposed management contract and repositioning of the Fund) if the proposed management contract is not approved. Putnam Management believes that the performance adjustment component of the management fee would not be appropriate for the fund if these changes occur and the fund is repositioned as a relative return core bond fund. If shareholders do not approve the proposed management contract, Putnam Management may consider a number of options for the fund, including abandoning the repositioning of the fund as a relative return, core bond fund, pursuing an alternative fee structure for the fund, and/or other structural changes to the fund. Some of these options may require shareholder approval for implementation.

We recommend you vote for the new management contract.

The enclosed proxy statement contains detailed information regarding this proposal and the intended changes to the fund’s investment goal and strategy if the proposal is approved by shareholders.

Please vote today.

We encourage you to sign and return your proxy card today or, alternatively, to vote online or by telephone using the voting control number that appears on your proxy card. Delaying your vote will increase fund expenses if further mailings are required. Your shares will be voted on your behalf exactly as you have instructed. If you sign the proxy card without specifying your vote, your shares will be voted in accordance with the Trustees’ recommendation.

Your vote is extremely important. If you have questions, please call toll-free 1-866-704-4437 or contact your financial professional.

We appreciate your participation and prompt response, and thank you for investing in the Putnam funds.

Sincerely yours,

[insert signature image]

Robert L. Reynolds

President and Chief Executive Officer

Putnam Investments

[insert signature image]

Kenneth R. Leibler

Chair

Board of Trustees

The Putnam Funds

[insert image of Robert L. Reynolds and Kenneth R. Leibler]

Table of contents

Notice of a Special Meeting of Shareholders	2

Trustees’ Recommendation	3

Proposal 1: Approving a new management contract that will reduce your fund’s base management fee and eliminate the performance adjustment component of your fund’s management fee	3

Further Information About Voting and the Special Meeting	9

Fund Information	15

Appendix A – Form of the Proposed New Management Contract	A-1

Appendix B – Current and Pro Forma Information about the Fund’s Total Annual Operating Expenses	B-1

Appendix C – Description of Contract Approval Process	C-1

PROXY CARD ENCLOSED

If you have any questions, please call toll-free 1-866-704-4437 or call your financial professional.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting to be Held on October 19, 2022.

The proxy statement is available at www.proxy-direct.com.

Notice of a Special Meeting of Shareholders

To the Shareholders of:

Putnam Fixed Income Absolute Return Fund

This is the formal agenda for your fund’s special shareholder meeting. It tells you what proposals will be voted on and the time and place of the special meeting, in case you wish to attend in person.

A Special Meeting of Shareholders of your fund will be held on October 19, 2022 at 11:00 A.M., Eastern Time, at the principal offices of the fund, 100 Federal Street, Boston, Massachusetts 02110, to consider the following proposal:

1. Approving a new management contract that will reduce your fund’s base management fee and eliminate the performance adjustment component of your fund’s management fee.

If the proposal is approved, there are expected to be changes to your fund’s investment objective, investment strategies and related risks.

As part of our effort to maintain a safe and healthy environment at the special meeting, your fund and the Trustees are closely monitoring statements issued by the Centers for Disease Control and Prevention (cdc.gov) regarding the coronavirus pandemic. For that reason, the Trustees reserve the right to reconsider the date, time and/or means of convening the special meeting.

By Michael J. Higgins, Clerk, and by the Trustees

Kenneth R. Leibler, Chair

Liaquat Ahamed	Marie Pillai
Barbara M. Baumann	George Putnam, III
Katinka Domotorffy	Robert L. Reynolds
Catharine Bond Hill	Manoj P. Singh
Jennifer Williams Murphy	Mona K. Sutphen

In order for you to be represented at your fund’s shareholder meeting, we urge you to record your voting instructions over the Internet or by telephone or to mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided.

[September 6], 2022

Proxy Statement

This document gives you the information you need to vote on the proposal. Much of the information is required under rules of the Securities and Exchange Commission (the “SEC”); some of it is technical. If there is anything you don’t understand, please call toll-free 1-866-704-4437, or call your financial professional.

► Who is asking for your vote?

The enclosed proxy is solicited by the Trustees of Putnam Fixed Income Absolute Return Fund for use at the fund’s Special Meeting of Shareholders on October 19, 2022 and, if the meeting is adjourned, at any later sessions, for the purpose of approving a new management contract that would reduce your fund’s base management fee and eliminate your fund’s performance fee. The Notice of a Special Meeting of Shareholders, the proxy card and this proxy statement are being mailed beginning on or about [September 6], 2022.

► How do your fund’s Trustees recommend that shareholders vote on the proposal?

The Trustees unanimously recommend that you vote FOR the proposal.

► Who is eligible to vote?

Shareholders of record of the fund at the close of business on [August 1], 2022 (the “Record Date”) are entitled to be present and to vote at the meeting or, if it is adjourned, at any later sessions.

The number of shares of the fund outstanding on the Record Date is shown on page [ ]. Each share is entitled to one vote, with fractional shares voting proportionately.

Shares represented by your duly executed proxy card will be voted in accordance with your instructions. If you sign and return the proxy card but don’t fill in a vote, your shares will be voted in accordance with the Trustees’ recommendation. If any other business properly comes before your fund’s special meeting, your shares will be voted at the discretion of the persons designated on the proxy card.

1. APPROVING a nEW management contract that WILL reduce your fund’s base management fee and ELIMINATE THE PERFORMANCE ADJUSTMENT COMPONENT OF your FUND’S MANAGEMENT FEE

► What is this proposal?

The Trustees are recommending approval of a new management contract for your fund that reduces your fund’s base management fee and eliminates your fund’s performance fee. Under the current management contract, the fund pays, on a monthly basis, a base management fee plus or minus a performance adjustment. The base management fee is computed and paid monthly at an annual rate of 0.60% based on the fund’s average net assets for the month. The base management fee is then adjusted upward or downward based on the fund’s performance compared to the performance of U.S. Treasury bills plus 300 basis points. Under the new

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management contract, the annual rate of the fund’s base management fee would be reduced from 0.60% to [0.39]%, and the base management fee would not be subject to any upward or downward adjustment based on the fund’s performance.

As described further below, if the proposal is approved, the fund is expected to be repositioned as a relative return, core bond fund, the fund’s name is expected to change to “Putnam Core Bond Fund,” and its investment goal is expected to be changed to provide that the fund seeks high current income consistent with what Putnam Management believes to be prudent risk. The fund is also expected to revise its investment policy from investing at least 80% of its net assets in fixed-income securities to investing at least 80% of its net assets in bonds. You are being asked to vote only on the new management contract. Putnam Management believes that the performance adjustment component of the management fee would not be appropriate for the fund if these changes occur and the fund is repositioned as a relative return core bond fund. As described further below, these changes will not occur on [ ] (the anticipated effective date for the proposed management contract and repositioning of the Fund) if the proposed management contract is not approved.

If the proposed management contract is approved, there will be an eighteen-month transition period intended to prevent the fund from being charged higher management fees immediately following the adoption of the new management contract than would have been payable under the current management contract. Following the transition period, the removal of the performance adjustment component of the management fee could result in lower or higher management fees than would have been due under the current management contract, depending on the fund’s performance.

► What is the voting requirement for approving the proposal?

Approving this proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the fund, which is defined under the Investment Company Act of 1940, as amended (the “1940 Act”), to be the lesser of (a) more than 50% of the outstanding shares of the fund, or (b) 67% or more of the shares of the fund present (in person or by proxy) at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

► General Plan for Implementation of Proposed New Management Contract

If this proposal is approved by shareholders, it is expected that the new management contract would be implemented on the first day of the first calendar month following shareholder approval (which is expected to be [ ] or, if the meeting is adjourned, [ ] or later).

[The new management contract for your fund will remain in effect (unless terminated) until [June 30, 2023] and would continue in effect from year to year after that so long as its continuance is approved at least annually by (i) the Trustees, or the shareholders by the affirmative vote of a majority of the outstanding shares of your fund, and (ii) a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. “Independent Trustees” are those Trustees who are not “interested persons” (as defined in the 1940 Act) of your fund or Putnam Management.]

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► Other Information

Under the management contract between your fund and Putnam Management, Putnam Management provides the fund with investment management and investor servicing and bears the fund’s organizational and operating expenses, excluding performance fee adjustments, distribution and service (12b-1) fees, brokerage, interest, taxes, investment-related expenses, extraordinary expenses, and acquired fund fees and expenses, in return for the management fee. The current management contract for your fund, dated February 27, 2014, was last approved by shareholders on February 27, 2014, after receiving the unanimous approval of the Trustees in November 2013. Shareholders of your fund voted to approve the current management contract following the death on October 8, 2013 of The Honourable Paul G. Desmarais, who had controlled directly and indirectly a majority of the voting shares of Power Corporation of Canada, the ultimate parent company of Putnam Management. The substantive terms of the management contract, including terms relating to fees, were identical to the terms of the fund’s prior management contract dated March 1, 2013. The management contract has not been submitted for approval by the shareholders of your fund since February 27, 2014.

► Why did Putnam Management propose a new management contract for your fund?

Putnam Management proposed a new management contract for your fund to reduce your fund’s base management fee and to eliminate the performance adjustment component of your fund’s management fee. Putnam Management believes that reducing your fund’s base management fee would enhance the fund’s commercial opportunity. Putnam Management also believes that the performance adjustment component of your fund’s management fee would not be appropriate for the fund if it is repositioned as a relative return core bond fund.

The fund’s current management contract provides for a performance adjustment based on the fund’s performance as compared to a performance index (ICE BofA U.S. Treasury Bill Index) plus a specified hurdle rate (300 basis points) (the “performance index”). Performance adjustments link the compensation of the fund’s manager, Putnam Management, to the fund’s investment performance. This means that strong investment performance is rewarded with higher management fees, while poor performance results in lower management fees. In connection with the anticipated repositioning of the fund as a relative return core bond fund and the changes to the fund’s investment strategy, as further discussed below, Putnam Management intends to revise the fund’s investment goal of seeking positive total return. Under the fund’s current “absolute return” strategy, the fund seeks to earn a positive total return over a reasonable period of time, regardless of market conditions or general market direction. Instead, the fund would seek high current income consistent with what Putnam Management believes to be prudent risk. Because of this change, Putnam Management believes that a performance adjustment based on a comparison of the fund’s performance against the ICE BofA U.S. Treasury Bill Index plus 300 basis points would no longer be appropriate for the fund.

Accordingly, Putnam Management proposed, and the Trustees approved, a new management contract for your fund that will reduce the fund’s base management fee and eliminate the performance adjustment component of the fund’s management fee. The proposed new management contract differs in substance from the fund’s current management contract solely in

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the reduction of the fund’s base management fee and in the elimination of the performance adjustment to the base management fee.

If the proposed management contract is approved, there will be an eighteen-month transition period intended to prevent the fund from being charged higher management fees immediately following the adoption of the new management contract than would have been payable under the current management contract. Following the transition period, the removal of the performance adjustment component of the management fee could result in lower or higher management fees than would have been due under the current management contract, depending on the fund’s performance.

► If the new management contract is approved, will there be other changes to the fund?

Yes. If the new management contract is approved, there are expected to be changes to the fund’s name, investment goal, principal investment strategies, benchmark, and investment policy. Specifically:

•	The fund’s name will change to “Putnam Core Bond Fund.”
•	The fund’s investment goal will be changed to provide that the fund seeks high current income consistent with what Putnam Management believes to be prudent risk.
•	The fund will revise its investment policy from investing at least 80% of its net assets in fixed-income securities to investing at least 80% of its net assets in bonds.

The fund’s current strategies include investments in the following asset categories: (a) sovereign debt: obligations of governments in developed and emerging markets; (b) corporate credit: investment-grade debt, below-investment-grade debt (sometimes referred to as “junk bonds”), bank loans, convertible bonds and structured credit; and (c) securitized assets: asset-backed securities, residential mortgage-backed securities (which may be backed by non-qualified or “sub-prime” mortgages), commercial mortgage-backed securities, collateralized loan obligations (“CLOs”), and collateralized mortgage obligations. The fund also typically uses derivatives, such as futures, options, certain foreign currency transactions, warrants and swap contracts, for both hedging and non-hedging purposes. If the new management contract is approved, the fund would continue to invest in sovereign debt and corporate credit, but it would buy bonds of governments and private companies that are mostly investment-grade in quality with intermediate- to long-term maturities (three years or longer). The fund would be able to continue to use derivatives, such as futures, options, certain foreign currency transactions and swap contracts, for both hedging and non-hedging purposes. Reflecting the changes in its investment program, the fund’s benchmark would be changed from the ICE BofA U.S. Treasury Bill Index to the Bloomberg U.S. Aggregate Bond Index.

Putnam Management believes that reducing your fund’s base management fee would enhance the fund’s commercial opportunity. Putnam Management also believes that the performance adjustment component of the management fee would not be appropriate for the fund if the fund is repositioned as a relative return core bond fund. The current management fee structure, with a performance adjustment component that is based on the ICE BofA U.S. Treasury Bills Index

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plus a specified hurdle rate, was designed to reflect the fund’s current absolute return strategy. Putnam Management does not believe that the same management fee structure is appropriate for a fund with a different, relative return strategy and a benchmark of the Bloomberg U.S. Aggregate Bond Index.

► If the new management contract is not approved, will there be other changes to the fund?

No. The fund would not be repositioned as a relative return core bond fund on [ ] and would continue to be managed in the same way that it is currently managed. In the event that shareholders do not approve the proposed management contract, Putnam Management may consider a number of options for the fund, including abandoning the repositioning of the fund as a relative return core bond fund, pursuing an alternative fee structure for the fund, and/or other structural changes to the fund. Some of these options may require shareholder approval for implementation.

► What are the implications for the calculation of the fund’s management fee if the proposed new management contract is approved?

The reduction of the fund’s base management fee and the removal of the performance adjustment would be prospective only. Under the new management contract, there will be an eighteen-month transition period, as described in more detail below. All other terms and conditions of the proposed new management contract (except for the effective date and initial term) for the fund are substantially identical to those of the fund’s current management contract. A form of the proposed new management contract showing the proposed changes is included in Appendix A.

Calculation of current management fee. The fund’s current management contract provides for the monthly payment of a management fee based on two components: a base fee and a performance adjustment. The fund pays Putnam Management a monthly base fee equal to 0.60% of the monthly average of the fund’s net asset value (“Average Net Assets”), determined at the close of each business day during the month. The performance adjustment is determined based on performance over the thirty-six month period then ended (the “performance period”). Each month, the performance adjustment is calculated by multiplying the performance adjustment rate and the fund’s average net assets over the performance period and dividing the result by twelve. The resulting dollar amount is added to, or subtracted from, the base fee for that month. The performance adjustment rate is equal to 0.04 multiplied by the difference during the performance period between the fund’s annualized performance (measured by the performance of the fund’s Class A shares) and the sum of 3.00% and the annualized performance of the ICE BofA U.S. Treasury Bill Index. The maximum annualized performance adjustment rates are ± 0.12%.

The monthly base fee is determined based on a fund’s average net assets for the month, while the performance adjustment is determined based on the fund’s average net assets over the thirty-six month performance period. This means it is possible that, if the fund underperforms significantly over the performance period, and the fund’s assets have declined significantly over that period, the negative performance adjustment may exceed the base fee. In this event, Putnam Management would make a payment to the fund.

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During the most recently completed fiscal year, the fund paid management fees to Putnam Management in the amount of $2,484,611. A downward performance adjustment, which totaled $387,225, is included in this amount.

Calculation of proposed management fee. Under the proposed management contract, the fund would pay Putnam Management a monthly fee equal to [0.39]% of the fund’s Average Net Assets, determined at the close of each business day during the month, without any performance adjustment.

The elimination of the fund’s performance fee would be implemented on a prospective basis once the new management contract is effective. However, the proposed management contract provides that, for the first eighteen months after its effective date, the fund’s management fee will be the lesser of (i) the monthly fee of [0.39]% of the fund’s Average Net Assets and (ii) the fee that the fund would have paid under the current management contract after giving effect to any performance adjustment (as discussed above in the “Calculation of current management fee” section). The transition period is intended to prevent the fund from being charged higher management fees immediately following the adoption of the new management contract than would have been payable under the current management contract. Following this eighteen-month transition period, the proposed fee (a monthly fee of [0.39]% of the fund’s Average Net Assets) will apply without regard to the management fee that would have been payable under the current management contract.

Comparison of management fee rates under current and proposed management contracts. The table below shows what the management fees for the fund were under its current contract for its most recent fiscal year (ended October 31, 2021), and what the management fees for the fund would have been for its most recent fiscal year had its proposed new contract been in effect for that year. Management fee figures for the fund’s most recent fiscal year had its proposed new contract been in effect assume that the eighteen-month transition period has been completed. During the most recent fiscal year, there was a negative performance adjustment to the base management fee the fund paid Putnam Management, which reduced the amount of the management fee paid to Putnam Management. Management fee rates are expressed in dollars and as a percentage of the fund’s average net assets for the fiscal year ended October 31, 2021.

EXAMPLES

FOR THE FISCAL YEAR ENDED OCTOBER 31, 2021

	Current Contract		Proposed Contract		Difference
	$	%	$	%	$	%
Base Fee	$2,871,836	0.60%	[$1,865,996]	[0.39%]	[($1,005,840)]	[(0.21%)]
Performance Adjustment	($387,225)	(0.08%)	N/A	N/A	[$387,225]	[0.08%]
Total Management Fee	$2,484,611	0.52%%	[$1,865,996]	[0.39%]	[($618,615)]	[(0.13%)]
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Included at Appendix B are examples of the fund’s total annual operating expenses (as a percentage of average net assets) under the current management contract and pro forma total annual operating expenses under the proposed new management contract.

► Who is bearing the costs associated with the proposal, including proxy-related costs?

The expenses of the preparation of proxy statements and related materials, including printing, delivery and solicitation costs, will be borne by Putnam Management. Under the fund’s current management contract, in return for the management fee, Putnam Management bears the fund’s organizational and operating expenses, excluding performance fee adjustments, distribution and service (12b-1) fees, brokerage, interest, taxes, investment-related expenses, extraordinary expenses, and acquired fund fees and expenses. Putnam Management is treating the proxy solicitation costs as operating expenses of the fund to be borne by Putnam Management under the management contract.

If the new management contract is approved, the fund is expected to be repositioned as a relative return core bond fund. In connection with the implementation of these changes, the fund may make dispositions of certain portfolio holdings or close certain positions. Such transactions, which are expected to occur largely in advance of the repositioning of the fund, may result in certain brokerage commissions or other transaction costs. Depending on market conditions at the time, these transactions could also result in the realization of capital gains distributable to shareholders, whether net capital gains taxable as such, or short-term capital gains taxable as ordinary income.

► What factors did the Independent Trustees consider in evaluating the proposed new management contract?

At their meeting on June 24, 2022, the Independent Trustees approved, subject to approval by the fund’s shareholders, the fund’s new management contract with Putnam Management. In substance, the new management contract differed from the existing management contract only in that it reduced the fund’s base management fee and eliminated the performance adjustment (subject to an eighteen-month transition period) in calculating the fund’s management fee. The Trustees’ considerations in connection with their approval of the new management contract are further described in Appendix C below.

In approving the reduction of the fund’s base management fee and the elimination of the performance fee for the fund, the Trustees considered information provided by Putnam Management, including, among other things, hypothetical examples comparing the total management fees under both the current and proposed contracts. In addition, the Trustees considered that, following the eighteen-month transition period, the removal of the performance adjustment component of the management fee could result in lower or higher management fees under the proposed management contract depending on the fund’s performance.

At their meeting on June 24, 2022, the Trustees also noted that, if the new management contract is approved, the fund is expected to be repositioned as a relative return core bond fund and is expected to be renamed “Putnam Core Bond Fund.” The Trustees also considered that the fund’s investment goal is expected to be

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changed so that the fund would seek high current income consistent with what Putnam Management believes to be prudent risk. In addition, the Trustees noted that the fund is expected to revise its investment policy from investing at least 80% of its net assets in fixed-income securities to investing at least 80% of its net assets in bonds.

The Trustees considered Putnam Management’s view that reducing your fund’s base management fee would enhance the fund’s commercial opportunity. The Trustees also noted that Putnam Management believed that the performance adjustment component of the management fee would not be appropriate for the fund if these changes occur and the fund is repositioned as a relative return core bond fund.

The Trustees also considered that the expenses of the preparation of proxy statements and related materials, including printing, delivery and solicitation costs, would be borne by Putnam Management. The Trustees noted that, under the fund’s current management contract, in return for the management fee, Putnam Management bears the fund’s organizational and operating expenses, excluding performance fee adjustments, distribution and service (12b-1) fees, brokerage, interest, taxes, investment-related expenses, extraordinary expenses, and acquired fund fees and expenses. The Trustees considered that Putnam Management is treating the proxy solicitation costs as operating expenses of the fund to be borne by Putnam Management under the management contract. Finally, the Trustees considered that, under the transition plan for calculating the management fee under the new management contract, the fund’s performance history against the performance index would appropriately remain a factor in the calculation of the management fee for a significant period of time.

General conclusion

After considering the factors described above relating to the proposed reduction of the fund’s base management fee and elimination of the performance fee under the proposed new management contract, and taking into account all of the factors considered, as described in Appendix C, the Trustees, including the Independent Trustees, concluded that the proposed new management contract was in the best interests of the fund and its shareholders and unanimously approved the proposed new management contract.

► What are the Trustees recommending?

The Trustees of your fund, including all of the Independent Trustees, unanimously recommend that shareholders approve the proposed new management contract that would reduce your fund’s base management fee and eliminate your fund’s performance fee.

Further Information About Voting and the Special Meeting

Location.  As part of our effort to maintain a safe and healthy environment at the annual meeting, your fund and the Trustees are closely monitoring statements issued by the Centers for Disease Control and Prevention (cdc.gov) regarding the coronavirus pandemic. For that reason, the Trustees reserve the right to reconsider the date, time and/or means of convening your fund’s meeting. Subject to any restrictions imposed by applicable law, the Trustees may choose to conduct the meeting solely by means of remote communications, or may hold a “hybrid”

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meeting where some participants attend in person and others attend by means of remote communications. If the Trustees choose to change the date, time and/or means of convening your fund’s meeting, the fund will announce the decision to do so in advance, and details on how to participate will be issued by press release and filed with the SEC as additional proxy material. Attendees are also encouraged to review guidance from public health authorities on this issue.

Meeting Quorum and Methods of Tabulation. Shareholders of all classes vote together as a single class. Thirty percent of the shares entitled to vote constitutes a quorum for the transaction of business with respect to the proposal.

Votes cast by proxy or in person at the meeting will be counted by persons your fund appoints as tellers for the meeting. The tellers will count the total number of votes cast “for” approval of the proposal for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum.

Abstentions and broker non-votes have the effect of a vote against the proposal. Broker non-votes may result in the proposal not being approved, even though the votes cast in favor would have been sufficient to approve the proposal if some or all of the broker non-votes had been withheld.

The documents that authorize Putnam Fiduciary Trust Company, LLC (“PFTC”) or Putnam Investor Services, Inc. (“Putnam Investor Services”) to act as Trustee for certain individual retirement accounts (including traditional, Roth and SEP IRAs, 403(b)(7) accounts, and Coverdell Education Savings Accounts) provide that if an account owner does not submit voting instructions for his or her shares, PFTC or Putnam Investor Services will vote such shares in the same proportions as other shareholders with similar accounts have submitted voting instructions for their shares. Shareholders should be aware that this practice, known as “echo-voting,” may have the effect of increasing the likelihood that the proposal will be acted upon (approved or disapproved) and that PFTC or Putnam Investor Services, each of which is an affiliate of Putnam Management, may benefit indirectly from the approval or disapproval, in accordance with the Trustees’ recommendation, of the proposal.

Shareholders who object to the proposal will not be entitled under Massachusetts law or your fund’s Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) to demand payment for, or an appraisal of, their shares.

As of the Record Date, the fund had the following shares outstanding:

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Class	Number of shares outstanding
Class A	[ ]
Class B	[ ]
Class C	[ ]
Class P	[ ]
Class R	[ ]
Class R6	[ ]
Class Y	[ ]

Share Ownership. At April 30, 2022, the officers and Trustees of the fund as a group owned less than 1% of the outstanding shares of each class of the fund, except class R6, of which they owned 13.76%, and, except as noted below, no person owned of record or to the knowledge of the fund beneficially 5% or more of any class of shares of the fund. [To be updated by amendment.]

Class	Shareholder name and address	Holdings	Percentage owned
A	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS 499 WASHINGTON BLVD ATTN: MUTUAL FUNDS DEPT 4TH FL JERSEY CITY, NJ 07310-1995	2,104,060.742	15.39%
A	PERSHING, LLC 1 PERSHING PLZ JERSEY CITY, NJ 07399-0001	1,269,440.592	9.29%
A	WELLS FARGO CLEARING SERVICES, LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS, MO 63103-2523	887,271.178	6.49%
A	LPL FINANCIAL --OMNIBUS CUSTOMER ACCOUNT-- ATTN: LINDSAY O'TOOLE 4707 EXECUTIVE DRIVE SAN DIEGO, CA 92121-3091	768,227.459	5.62%
A	CHARLES SCHWAB & CO INC CLEARING ACCOUNT FOR THE EXCLUSIVE BENEFIT OF THEIR CUSTOMERS 101 MONTGOMERY ST SAN FRANCISCO, CA 94104-4151	745,243.002	5.45%
A-10

Class	Shareholder name and address	Holdings	Percentage owned
A	CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCOUNT FBO THEIR CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO, CA 94105-1901	682,752.467	5.00%
B	AMERICAN ENTERPRISE INVESTMENT SVC 707 2ND AVE S MINNEAPOLIS, MN 55402-2405	17,368.028	31.20%
B	PERSHING, LLC 1 PERSHING PLZ JERSEY CITY, NJ 07399-0001	7,018.968	12.61%
B	MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 1 NEW YORK PLAZA FL 12 NEW YORK, NY 10004-1932	3,153.415	5.67%
C	PERSHING, LLC 1 PERSHING PLZ JERSEY CITY, NJ 07399-0001	134,433.217	16.99%
C	LPL FINANCIAL --OMNIBUS CUSTOMER ACCOUNT-- ATTN: LINDSAY O'TOOLE 4707 EXECUTIVE DRIVE SAN DIEGO, CA 92121-3091	101,718.895	12.86%
C	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN: COURTNEY WALLER 880 CARILLON PKWY ST PETERSBURG, FL 33716-1100	99,287.635	12.55%
C	WELLS FARGO CLEARING SERVICES, LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS, MO 63103-2523	95,641.959	12.09%
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Class	Shareholder name and address	Holdings	Percentage owned
C	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS 499 WASHINGTON BLVD ATTN: MUTUAL FUNDS DEPT 4TH FL JERSEY CITY, NJ 07310-1995	86,133.272	10.89%
P*	PUTNAM RETIREMENTREADY MATURITY FUND CLASS Y SHARES	7,993,078.349	35.76%
P*	PUTNAM RETIREMENTREADY 2025 FUND CLASS Y SHARES	3,974,595.765	17.78%
P*	PUTNAM RETIREMENTREADY 2030 FUND CLASS Y SHARES	3,229,988.419	14.45%
P*	PUTNAM RETIREMENTREADY 2035 FUND CLASS Y SHARES	1,514,800.157	6.78%
R	FIIOC FBO E-VOLVE TECHNOLOGY SYSTEMS, INC. 40 1(K) PROFIT SHARING PLAN AND TRUST 100 MAGELLAN WAY COVINGTON, KY 41015-1987	7,705.672	25.82%
R	MID ATLANTIC TRUST COMPANY FBO IMAGE ONE UNIFORMS, INC 401(K) PROF 1251 WATERFRONT PLACE, SUITE 525 PITTSBURGH, PA 15222-4228	6,583.391	22.06%
R	E ROBERT ROSKIND TTEE FBO LCP GROUP 401K C/O FASCORE LLC 8515 E ORCHARD RD # 2T2 GREENWOOD VLG, CO 80111-5002	5,702.524	19.11%
R	ASCENSUS TRUST COMPANY ALLEN R SCHILLER PO BOX 10577 FARGO, ND 58106-0577	2,604.821	8.73%
R6	GREAT-WEST TRUST COMPANY, LLC – THE PUTNAM RETIREMENT PLAN 8515 E ORCHARD RD. 2T2 GREENWOOD VILLAGE, CO 80111-5002	140,368.373	98.82%
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Class	Shareholder name and address	Holdings	Percentage owned
Y	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS 499 WASHINGTON BLVD ATTN: MUTUAL FUNDS DEPT 4TH FL JERSEY CITY, NJ 07310-1995	3,544,571.381	34.88%
Y	PERSHING, LLC 1 PERSHING PLZ JERSEY CITY, NJ 07399-0001	997,665.918	9.82%
Y	UBS WM USA OMNI ACCOUNT M/F SPEC CDY A/C EXCL BEN CUST UBSFSI 1000 HARBOR BLVD WEEHAWKEN, NJ 07086-6761	738,702.732	7.27%
Y	CHARLES SCHWAB & CO INC CLEARING ACCOUNT FOR THE EXCLUSIVE BENEFIT OF THEIR CUSTOMERS 101 MONTGOMERY ST SAN FRANCISCO, CA 94104-4151	624,804.990	6.15%
Y	PUTNAM 529 FOR AMERICA 100 FEDERAL STREET BOSTON, MA 02110	615,062.162	6.05%
Y	CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCOUNT FBO THEIR CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	576,540.894	5.67%
Y	RBC CAPITAL MARKETS, LLC MUTUAL FUND OMNIBUS PROCESSING ATTN: MUTUAL FUND PRODUCT GROUP RBC WEALTH MANAGEMENT 250 NICOLLET MALL STE 1800 MINNEAPOLIS MN 55401-1931	546,510.611	5.38%
Y	AMERICAN ENTERPRISE INVESTMENT SVC 707 2ND AVE S MINNEAPOLIS, MN 55402-2405	508,306.120	5.00%

*	The address for the name listed is: c/o Putnam Investments, 100 Federal Street, Boston, Massachusetts 02110.
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Other business. The Trustees know of no matters other than those described in this proxy statement to be brought before the meeting. If, however, any other matters properly come before the meeting, proxies will be voted on these matters in accordance with the judgment of the persons named in the enclosed proxy card.

Solicitation of proxies. In addition to soliciting proxies by mail, the Trustees of your fund and employees of Putnam Management and Putnam Investor Services, as well as their agents, may solicit proxies in person or by telephone. Your fund may arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The procedures for voting proxies by telephone are designed to authenticate shareholders’ identities, to allow them to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Shareholders would be called at the phone number Putnam Management or Putnam Investor Services has in its records for their accounts (or that Putnam Management or Putnam Investor Services obtains from agents acting on behalf of financial intermediaries, in the case of shares held in street name through a bank, broker or other financial intermediary) and would be given an opportunity to authenticate their identities and to authorize the proxies to vote their shares at the meeting in accordance with their instructions. To ensure that shareholders’ instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time.

Shareholders of your fund also have the opportunity to submit their voting instructions over the Internet by using a program provided by a third-party vendor hired by Putnam Management or by automated telephone service. The giving of a proxy will not affect your right to vote in person should you decide to attend the meeting. To vote online using the Internet, please access the Internet address listed on the proxy card and follow the instructions on the Internet site. Note that, if you have a smart phone with a “QR” reader, you may access the Internet address by scanning the QR code on your proxy card. To record your voting instructions using the automated telephone service, use the toll-free number listed on your proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.

Your fund’s Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting, including brokers and nominees.

Expenses of the solicitation. For managing your fund’s proxy campaign, Computershare will receive a proxy management fee of $1,500 plus reimbursement for out-of-pocket expenses. Computershare will also receive fees in connection with assembling, mailing, and transmitting the notice of meeting, proxy statement and related materials on behalf of your fund, tabulating those votes that are received, and any solicitation of additional votes. In addition, banks, brokers, or other financial intermediaries holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts

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and tabulating those instructions that are received. While fees paid will vary based on the level of additional solicitation necessary to achieve quorum and shareholder approval, the fees are estimated to be approximately $13,000. Other costs associated with the proxy campaign include the expenses of the preparation, printing, and delivery of proxy materials. Putnam Management will bear the fund’s costs as required under the fund’s current management contract.

Revocation of proxies. Giving your proxy, whether by returning the proxy card or providing voting instructions over the Internet or by telephone, does not affect your right to attend the meeting and vote in person. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted either (i) by a written revocation received by the Clerk of your fund, (ii) by properly executing and submitting a later-dated proxy, (iii) by recording later-dated voting instructions by telephone or via the Internet, or (iv) by attending the meeting and voting in person. If your shares are held in street name through a bank, broker or other financial intermediary, please check your voting instruction form or contact your bank, broker or other financial intermediary for instructions on how to change or revoke your vote.

Date for receipt of shareholders’ proposals for subsequent meetings of shareholders. Your fund does not regularly hold an annual shareholder meeting, but may from time to time schedule a special meeting. In accordance with the regulations of the SEC and the fund’s governing documents, in order to be eligible for inclusion in the fund’s proxy statement for a meeting, a shareholder proposal must be received a reasonable time before the fund prints and mails its proxy statement.

The Board Policy and Nominating Committee of the Board of Trustees, which consists only of Independent Trustees, will also consider nominees recommended by shareholders of the fund to serve as Trustees. A shareholder must submit the names of any such nominees in writing to the fund, to the attention of the Clerk, at the address of the principal offices of the fund.

If a shareholder who wishes to present a proposal at a special shareholder meeting fails to notify the fund within a reasonable time before the fund mails its proxy statement, the persons named as proxies will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. All shareholder proposals must also comply with other requirements of the SEC’s rules and the funds’ Declaration of Trust and Amended and Restated Bylaws (“Bylaws”).

Postponement and adjournment. To the extent permitted by your fund’s Declaration of Trust and Bylaws, any meeting of shareholders may be postponed or cancelled by the Trustees upon public notice prior to the time scheduled for the meeting.

In addition to any ability that the persons named as proxy may have to propose and/or vote on an adjournment of any meeting of shareholders as described below, to the extent permitted by your fund’s Declaration of Trust and Bylaws, any meeting of shareholders may, by action of the chair of the meeting, be adjourned from time to time without further notice (other than announcement at the meeting at which the adjournment is taken) with respect to one or more matters to be considered at the meeting to a designated date (which may be more than 120 days after the date initially set for the meeting), time and place, whether or not a quorum is present with respect to

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the matter. Upon motion of the chair of the meeting, the question of adjournment may, but need not, be submitted to a vote of the shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the shares present and entitled to vote with respect to the matter or matters to be adjourned and, if approved, such adjournment shall take place without further notice (other than announcement at the meeting at which the adjournment is taken). If the quorum required for the meeting has not been met, the persons named as proxies may propose adjournment of the meeting and vote all shares that they are entitled to vote in favor of such adjournment. If the quorum required for the meeting has been met, but sufficient votes in accordance with the Trustees’ recommendation are not received by the time scheduled for the meeting, the persons named as proxies may also propose adjournment of the meeting in order to permit solicitation of additional proxies. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in accordance with the Trustees’ recommendation. They will vote against adjournment those proxies required to be voted contrary to the Trustees’ recommendation. Unless a proxy is otherwise limited in this regard, any shares present and entitled to vote at a meeting that are represented by broker non-votes, if any, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Adjournments may be proposed for a reasonable period or periods to permit further solicitation of proxies or for any other reason. Putnam Management will bear the costs of any additional solicitation and of any adjourned session.

Duplicate mailings. As permitted by SEC rules, Putnam Management’s policy is to send a single copy of the proxy statement to shareholders who share the same last name and address, unless a shareholder previously has requested otherwise. Separate proxy cards will be included with the proxy statement for each account registered at that address. If you would prefer to receive your own copy of the proxy statement, please contact Putnam Investor Services by phone at 1-800-225-1581 or by mail at P.O. Box 219697, Kansas City, MO 64121-9697.

Financial information. Your fund’s Clerk will furnish to you, upon request and without charge, a copy of the fund’s annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. You may direct these requests to Putnam Investor Services, P.O. Box 219697, Kansas City, MO 64121-9697 or by phone at 1-800-225-1581. You may also access copies of these reports by visiting Putnam’s website at putnam.com/individual.

Fund Information

Putnam Investments. Putnam Management is an indirect wholly-owned subsidiary of Putnam Investments, LLC (“Putnam Investments”). The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of The Honourable Paul G. Desmarais, indirectly holds approximately 50.9% of the voting rights of Power Corporation of Canada. Power Corporation of Canada is an international management and holding company that focuses on financial services in North America, Europe and Asia. Power Corporation of Canada controls, directly or indirectly, approximately 71% of the outstanding common shares (representing approximately 65% of the voting rights attached to all of the outstanding voting shares) of Great-West Lifeco Inc., an international financial services holding company with interests in life

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insurance, health insurance, retirement and investment services, asset management and reinsurance businesses. Great-West Lifeco Inc. indirectly owns a majority interest in, and all of the voting shares of, Putnam Investments through a series of subsidiaries.

The address of each of Putnam Investments and Putnam Management is 100 Federal Street, Boston, Massachusetts 02110. The address of The Desmarais Family Residuary Trust is 759 Victoria Square, Montreal, Quebec H2Y 2J7. The address of Power Corporation of Canada and Power Financial Corporation is 751 Victoria Square, Montreal, Quebec H2Y 2J3. The address of Great-West Lifeco Inc. is 100 Osborne Street North, Winnipeg, Manitoba, R3C 1V3.

Robert L. Reynolds is the President and Chief Executive Officer of Putnam Investments. His address is 100 Federal Street, Boston, MA 02110.

Putnam Investments Limited. Putnam Investments Limited is a registered investment adviser that has been retained by Putnam Management as investment sub-manager, and is directly owned by Putnam Advisory Holdings II, LLC, which is a Delaware holding company, and is owned indirectly by Putnam Investments. Though Putnam Management has retained the services of PIL, PIL does not currently manage any assets of the fund. The directors of Putnam Investments Limited, listed along with their principal business occupations at Putnam Investments, are Vivek Gandhi, Portfolio Manager, and Alan G. McCormack, Head of Quantitative Equities and Risk. The address of Putnam Investments Limited, Vivek Gandhi, and Alan G. McCormack is 16 St. James’s Street, London, SW1A 1ER, U.K. The address of Putnam Advisory Holdings II, LLC is 100 Federal Street, Boston, Massachusetts 02110.

Putnam Advisory Company. The Putnam Advisory Company, LLC (“PAC”), which has also been retained by Putnam Management to serve as sub-adviser, is directly owned by Putnam Advisory Holdings II, LLC, which is a Delaware holding company, and is owned indirectly by Putnam Investments. Though Putnam Management has retained the services of PAC, PAC does not currently manage any assets of the fund. The address of PAC is 100 Federal Street, Boston, Massachusetts 02110.

Putnam Retail Management. Putnam Retail Management Limited Partnership (“Putnam Retail Management”), your fund’s principal underwriter, is a limited partnership whose general partner (and minority owner) is Putnam Retail Management GP, Inc. and whose limited partner and majority owner is Putnam U.S. Holdings I, LLC, which is also the sole owner of Putnam Retail Management GP, Inc. and an indirect wholly-owned subsidiary of Putnam Investments. The address of each of Putnam Retail Management, Putnam Retail Management GP, Inc. and Putnam U.S. Holdings I, LLC is 100 Federal Street, Boston, Massachusetts 02110.

Putnam Investor Services. Putnam Investor Services serves as your fund’s investor servicing agent. Putnam Investor Services is an indirect wholly-owned subsidiary of Putnam Investments. The address of Putnam Investor Services is 100 Federal Street, Boston, Massachusetts 02110.

The table below shows fee amounts paid to Putnam Management or its affiliates during the fund’s most recent fiscal year (for the 12 months ended October 31, 2021) for the services noted (other than under a management contract). The fund made no other material payments to Putnam

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Management or its affiliates during the period shown. These services will continue to be provided regardless of whether the proposed management contract is approved.

Fees paid to Putnam Investor Services, Inc. for serving as investor servicing agent ($)	Fees paid to Putnam Retail Management Limited Partnership pursuant to distribution plans ($)
N/A*	$511,180

* In return for the management fee, Putnam Management provides the fund with investment management and investor servicing and bears the fund’s organizational and operating expenses, excluding performance fee adjustments, distribution and service (12b-1) fees, brokerage, interest, taxes, investment-related expenses, extraordinary expenses, and acquired fund fees and expenses. This fee structure is sometimes referred to as an “all in” or “unitary” management fee.

Limitation of Trustee liability. Your fund’s Declaration of Trust provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Declaration of Trust that they have not acted in good faith, have not acted in the reasonable belief that their actions were in the best interests of the fund or at least were not opposed to the best interests of the fund, or had reasonable cause to believe their actions were unlawful in the case of a criminal proceeding, or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Officers and other information. All of the officers of your fund are employees of Putnam Management or its affiliates or serve on the staff of the Office of the Trustees. Because of his positions with Putnam Management or its affiliates, Mr. Reynolds, as well as the other affiliated officers of your fund, will benefit indirectly from the management fees and investor servicing fees paid or allowed by your fund. In addition to Mr. Reynolds, the other officers of your fund are as follows:

Name, Address[1], Year of Birth, Position(s) Held with Putnam funds	Length of Service with the Putnam funds[6]	Principal Occupation(s) During Past 5 Years[2]
Jonathan S. Horwitz[3] (Born 1955) Executive Vice President, Principal Executive Officer and Compliance Liaison	Since 2004	Executive Vice President, Principal Executive Officer, and Compliance Liaison, The Putnam Funds
Stephen J. Tate (Born 1974) Vice President and Chief Legal Officer	Since 2021

General Counsel, Putnam Investments, Putnam Management and Putnam Retail Management (2021 – Present).

Deputy General Counsel and related positions, Putnam Investments, Putnam Management and Putnam Retail Management (2004 – 2021).

James F. Clark[3] (Born 1974) Vice President and Chief Compliance Officer	Since 2016	Chief Compliance Officer and Chief Risk Officer, Putnam Investments and Chief Compliance Officer, Putnam Management
Michael J. Higgins[4] (Born 1976) Vice President, Treasurer, and Clerk	Since 2010	Vice President, Treasurer, and Clerk, The Putnam Funds
Richard T. Kircher (Born 1962) Vice President and BSA Compliance Officer	Since 2019	Assistant Director of Operational Compliance, Putnam Investments and Putnam Retail Management
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Name, Address[1], Year of Birth, Position(s) Held with Putnam funds	Length of Service with the Putnam funds[6]	Principal Occupation(s) During Past 5 Years[2]
Janet C. Smith (Born 1965) Vice President, Principal Financial Officer, Principal Accounting Officer and Assistant Treasurer	Since 2007	Head of Fund Administration Services, Putnam Investments and Putnam Management
Susan G. Malloy (Born 1957) Vice President and Assistant Treasurer	Since 2007	Head of Accounting, Middle Office and Control Services, Putnam Investments and Putnam Management
Mark C. Trenchard (Born 1962) Vice President	Since 2002	Director of Operational Compliance, Putnam Investments and Putnam Retail Management
Alan G. McCormack[4] (Born 1964) Vice President and Derivatives Risk Manager	Since 2022	Head of Quantitative Equities and Risk, Putnam Investments
Martin Lemaire[5] (Born 1984) Vice President and Derivatives Risk Manager	Since 2022	Risk Manager, Putnam Investments (2020 – Present). Risk Analyst, Putnam Investments (2016 – 2020).
Nancy E. Florek[4] (Born 1957) Vice President, Director of Proxy Voting and Corporate Governance, Assistant Clerk, and Associate Treasurer	Since 2000	Vice President, Director of Proxy Voting and Corporate Governance, Assistant Clerk and Associate Treasurer, The Putnam Funds
Denere P. Poulack[4] (Born 1968) Assistant Vice President, Assistant Clerk, and Assistant Treasurer	Since 2004	Assistant Vice President, Assistant Clerk, and Assistant Treasurer, The Putnam Funds

_____________________________________

1. The address of each officer is 100 Federal Street, Boston, MA 02110.

2. Each officer serves an indefinite term, until his or her resignation, retirement, death, or removal.

3. Prior positions and/or officer appointments with the fund or the fund’s investment adviser have been omitted.

4. Officers of the fund who are members of the Trustees’ independent administrative staff. Compensation for these individuals is fixed by the Trustees and reimbursed to Putnam Management by the funds.

5. Messrs. McCormack and Lemaire each serve as Vice President and Derivatives Risk Manager for the funds, except Putnam Government Money Market Fund, Putnam Money Market Fund, and Putnam VT Government Money Market Fund.

6. Each officer serves an indefinite term, until his or her resignation, retirement, death, or removal.

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Appendix A

BOLD Underlined language will be added

~~struckthrough~~ language will be deleted

PUTNAM FUNDS TRUST

FORM OF

PUTNAM FUNDS TRUST
MANAGEMENT CONTRACT

This Management Contract is dated as of ~~February 27, 2014~~[ ] between PUTNAM FUNDS TRUST, a Massachusetts business trust (the “Fund”), and PUTNAM INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”).

In consideration of the mutual covenants herein contained, it is agreed as follows:

1.	SERVICES TO BE RENDERED BY MANAGER TO FUND.

(a)               The Manager, at its expense, will furnish continuously an investment program for the Fund or, in the case of a Fund that has divided its shares into two or more series under Section 18(f)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), each series of the Fund identified from time to time on Schedule A to this Contract (each reference in this Contract to “a Fund” or to “the Fund” is also deemed to be a reference to any existing series of the Fund, as appropriate in the particular context), will determine what investments will be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund will be held uninvested and will, on behalf of the Fund, make changes in such investments. Subject always to the control of the Trustees of the Fund and except for the functions carried out by the officers and personnel referred to in Section 1(d), the Manager will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Fund and the stated investment objectives, policies and restrictions of the Fund, will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other policies which the Trustees may from time to time determine and will exercise the same care and diligence expected of the Trustees.

(b)               The Manager, at its expense, except as such expense is paid by the Fund as provided in Section 1(d), will furnish (1) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully; (2) suitable office space for the Fund; and (3) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the affairs of the Fund, including determination of the net asset value of the Fund, but excluding shareholder accounting services. Except as otherwise provided in Section 1(d), the Manager will pay the compensation, if any, of the officers of the Fund.

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(c)               The Manager, at its expense, will place all orders for the purchase and sale of portfolio investments for the Fund’s account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager will use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager, bearing in mind the Fund’s best interests at all times, will consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine, the Manager will not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. The Manager agrees that in connection with purchases or sales of portfolio investments for the Fund’s account, neither the Manager nor any officer, director, employee or agent of the Manager shall act as a principal or receive any commission other than as provided in Section 3.

(d)               In consideration of the fees payable by the Fund to the Manager pursuant to Section 3, the Manager will also pay, or reimburse the Fund for, all of the Fund’s organizational and other operating expenses, excluding only fees payable under distribution plans adopted pursuant to Rule 12b-1 under the 1940 Act, any ~~upward or~~ downward adjustment~~s~~ to the Fund’s fee (as provided in Section 3)~~Base Fee~~, brokerage, interest, taxes, investment-related expenses, extraordinary expenses, and acquired fund fees and expenses.

(e)               Subject to the prior approval of a majority of the Trustees, including a majority of the Trustees who are not “interested persons” and, to the extent required by the 1940 Act and the rules and regulations under the 1940 Act, subject to any applicable guidance or interpretation of the Securities and Exchange Commission or its staff, by the shareholders of the Fund, the Manager may, from time to time, delegate to a sub-adviser or sub-administrator any of the Manager’s duties under this Contract, including the management of all or a portion of the assets being managed. In all instances, however, the Manager must oversee the provision of delegated services, the Manager must bear the separate costs of employing any sub-adviser or sub-administrator, and no delegation will relieve the Manager of any of its obligations under this Contract.

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2.	OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and any person controlled by or under common control with the Manager may have advisory, management, service or other contracts with other organizations and persons and may have other interests and business.

3.	COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

The Fund will pay to the Manager as compensation for the Manager’s services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to paragraphs (a), (b), and (c) of Section 1, a fee, ~~Base Fee,~~ computed and paid monthly on the Average Net Assets of the Fund at the annual rate set forth on Schedule B attached to this Contract, as from time to time amended, provided, however, that for the period beginning on the date of this Contract and ending on [ ] (the “Interim Period”) the fee based on the Fund’s Average Net Assets, computed and paid monthly to the Manager, shall be calculated as set forth on Schedule C attached to this Contract~~, subject to adjustment as set forth on Schedule C attached to this Contract~~, as from time to time amended. The Fund’s “Average Net Assets” means the average of all of the determinations of the Fund’s net asset value at the close of business on each business day during each period for which such computation is made. The fee ~~Base Fee, as adjusted,~~ is payable for each month within 15 days after the close of the month.

The fees payable by the Fund to the Manager pursuant to this Section 3 will be reduced by any commissions, fees, brokerage or similar payments received by the Manager or any affiliated person of the Manager in connection with the purchase and sale of portfolio investments of the Fund, less any direct expenses approved by the Trustees incurred by the Manager or any affiliated person of the Manager in connection with obtaining such payments.

In the event that expenses of the Fund for any fiscal year exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale, the compensation due the Manager for such fiscal year will be reduced by the amount of excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager will be reduced, and if necessary, the Manager will assume expenses of the Fund, to the extent required by the terms and conditions of such expense limitation.

If the Manager serves for less than the whole of a month, the foregoing compensation will be prorated.

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4.	ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

This Contract will automatically terminate, without the payment of any penalty, in the event of its assignment, provided that no delegation of responsibilities by the Manager pursuant to Section 1(f) will be deemed to constitute an assignment. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Contract is effective until approved in a manner consistent with the 1940 Act, the rules and regulations under the 1940 Act and any applicable guidance or interpretation of the Securities and Exchange Commission or its staff.

5.	EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract is effective upon its execution and will remain in full force and effect as to a Fund continuously thereafter (unless terminated automatically as set forth in Section 4 or terminated in accordance with the following paragraph) through ~~June 30, 2014~~[June 30, 2023], and will continue in effect from year to year thereafter so long as its continuance is approved at least annually by (i) the Trustees, or the shareholders by the affirmative vote of a majority of the outstanding shares of the respective Fund, and (ii) a majority of the Trustees who are not interested persons of the Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval.

Either party hereto may at any time terminate this Contract as to a Fund by not less than 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party. Action with respect to a Fund may be taken either (i) by vote of a majority of the Trustees or (ii) by the affirmative vote of a majority of the outstanding shares of the respective Fund.

Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.

6.	CERTAIN DEFINITIONS.

For the purposes of this Contract, the “affirmative vote of a majority of the outstanding shares” of a Fund means the affirmative vote, at a duly called and held meeting of shareholders of the respective Fund, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at the meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at the meeting are present in person or by proxy or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at the meeting, whichever is less.

For the purposes of this Contract, the terms “affiliated person,” “control,” “interested person” and “assignment” have their respective meanings defined in the 1940 Act, subject, however, to the rules and regulations under the 1940 Act and any applicable guidance or interpretation of the Securities and Exchange Commission or its staff; the term “approve at least annually” will be construed in a manner consistent with the 1940 Act and the rules and regulations under the 1940 Act and any applicable guidance or interpretation of the Securities and Exchange Commission or its staff; and the term “brokerage and research services” has the

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meaning given in the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934 and under any applicable guidance or interpretation of the Securities and Exchange Commission or its staff.

7.	NON-LIABILITY OF MANAGER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder.

8.	LIMITATION OF LIABILITY OF THE TRUSTEES, OFFICERS, AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the respective Fund.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, PUTNAM FUNDS TRUST and PUTNAM INVESTMENT MANAGEMENT, LLC have each caused this instrument to be signed on its behalf by its President or a Vice President thereunto duly authorized, all as of the day and year first above written.

PUTNAM FUNDS TRUST, on behalf of the series listed on Schedule A

By:
Jonathan S. Horwitz
Executive Vice President, Principal Executive Officer, and Compliance Liaison

PUTNAM INVESTMENT MANAGEMENT, LLC

By:
~~James P. Pappas~~ Stephen J. Tate
~~Director of Trustee Relations and Authorized Person~~ Vice President and Chief Legal Officer

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Schedule A

PUTNAM CORE BOND FUND

~~PUTNAM ABSOLUTE RETURN 100 FUND~~

~~PUTNAM ABSOLUTE RETURN 300 FUND~~

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Schedule B

~~PUTNAM ABSOLUTE RETURN 100 FUND:~~

~~Base Fee:~~

~~0.40% of Average Net Assets~~

~~Benchmark: BofA Merrill Lynch U.S. Treasury Bill Index (G0BA)~~

~~Hurdle: 1.00%~~

~~Maximum Performance Adjustment Rate: 0.04%~~

~~Minimum Performance Adjustment Rate: -0.04%~~

PUTNAM ~~ABSOLUTE RETURN 300~~ CORE BOND FUND:

~~Base~~ Fee:

[0.39]% of Average Net Assets

~~Benchmark: BofA Merrill Lynch U.S. Treasury Bill Index (G0BA)~~

~~Hurdle: 3.00%~~

~~Maximum Performance Adjustment Rate: 0.12%~~

~~Minimum Performance Adjustment Rate: -0.12%~~

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Schedule C

PUTNAM CORE BOND FUND

Legacy Base Fee:

0.60% of Average Net Assets

Legacy Benchmark: ICE BofA U.S. Treasury Bill Index (G0BA)

Legacy Hurdle: 3.00%

Legacy Maximum Performance Adjustment Rate: 0.12%

Legacy Minimum Performance Adjustment Rate: -0.12%

~~Commencing with the thirteenth whole calendar month of the Fund’s operations,~~ During the Interim Period, the Fund will pay the lesser of the Fund’s ~~Base F~~fee computed in accordance with Schedule B and the Legacy Management Fee (as defined below).~~will be adjusted, on a monthly basis, upward or downward, as the case may be, by an amount computed by applying the Performance Adjustment Rate to the Average Net Assets of the Fund for the Performance Period and dividing the result by twelve.~~

Legacy Management Fee. The Legacy Management Fee is an amount equal to the Legacy Base Fee, adjusted, on a monthly basis, upward or downward, as the case may be, by an amount computed by applying the Legacy Performance Adjustment Rate to the Average Net Assets of the Fund for the Performance Period and dividing the result by twelve.

Performance Period. The Performance Period is equal to the ~~shorter of (i) the period from the date the Fund commenced operations to the end of the month for which the fee adjustment is being computed or (ii) the~~ thirty-six month period then ended.

Legacy Performance Adjustment Rate. The Legacy Performance Adjustment Rate is equal to the product of 0.04 multiplied by the difference, positive or negative, obtained by subtracting (i) the sum of the Investment Record of the Legacy Benchmark for the Performance Period plus the Legacy Hurdle from (ii) the Investment Performance of the Measuring Class for the Performance Period; provided that the Legacy Performance Adjustment Rate for the Fund may not exceed the Legacy Maximum Performance Adjustment Rate set forth ~~on Schedule B~~ above or be less than the Legacy Minimum Performance Adjustment Rate set forth ~~on Schedule B~~ above.

Investment Performance and Investment Record. These terms are used as defined in Rule 205-1 under the Investment Advisers Act of 1940, as amended, and shall each be computed on an annualized basis for any Performance Period greater than one year.

~~Hurdle. The Fund’s Hurdle is set forth in Schedule B.~~

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Legacy Benchmark. The Fund’s ~~initial~~ Legacy Benchmark is set forth above~~in Schedule B~~. If the Trustees determine that another appropriate index of securities prices should be substituted as the Legacy Benchmark, the Trustees may determine, with the consent of the Manager, to use such other appropriate index of securities prices for purposes of this Schedule C (the “Replacement Benchmark”) without shareholder approval, unless shareholder approval of the change is otherwise required by applicable law. Any Replacement Benchmark will be applied prospectively to determine the amount of the Performance Adjustment. The Legacy Benchmark will continue to be used to determine the amount of the Performance Adjustment for that part of the Performance Period prior to the effective date of the Replacement Benchmark.

Measuring Class. The “Measuring Class” of shares of the Fund initially is Class A shares of the Fund. If the Trustees determine that a different class of shares of the Fund is the most appropriate for use in calculating the Performance Adjustment, the Trustees may change, with the consent of the Manager, the class of shares used as the Measuring Class without shareholder approval, unless shareholder approval of such change is otherwise required by applicable law. If a different class of shares (“Replacement Measuring Class”) is substituted in calculating the Performance Adjustment, the use of that Replacement Measuring Class of shares for purposes of calculating the Performance Adjustment may apply to the entire Performance Period so long as the Replacement Measuring Class was outstanding at the beginning of such period. If the Replacement Measuring Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which the Replacement Measuring Class was outstanding and any previous portion of the Performance Period will be calculated using the Measuring Class.

Notwithstanding any other provisions in this Schedule C, the computation of the Legacy Performance Adjustment Rate, the Investment Performance of the Measuring Class and the Investment Record of the Legacy Benchmark will be made in accordance with the Investment Advisers Act of 1940, as amended, and any applicable rules thereunder.

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Appendix B

Current and Pro Forma Examples of the Fund’s Total Annual Operating Expenses

All mutual funds pay ongoing fees for investment management and other services. These charges are known as the total annual fund operating expenses. The tables below show examples of the fund’s total annual operating expenses (as a percentage of average net assets) under the current management contract and pro forma total annual operating expenses under the proposed new management contract.

The first table describes the fees and expenses you may pay if you buy and hold shares of the fund. The second hypothetical example is intended to help you compare the cost of investing in the fund, under its current management contract and the proposed new management contract, with the cost of investing in other funds. It assumes that you invest $10,000 in the fund for the time periods indicated and then, except as indicated, redeem all your shares at the end of those periods. It assumes a 5% return on your investment each year and that the fund’s operating expenses remain the same. Your actual costs may be higher or lower.

PUTNAM FIXED INCOME ABSOLUTE RETURN FUND

EXAMPLES

COMPARATIVE EXPENSE TABLES FOR THE FISCAL YEAR ENDED
OCTOBER 31, 2021

Annual fund operating expenses
(expenses you pay each year as a percentage of the value of your investment)

Share class	Management fees	Distribution and service (12b-1) fees	Other expenses	Total annual fund operating expenses
Class A (Actual Expenses Under Current Management Contract)	0.52%	0.25%	0.00%	0.77%
Class A (Pro Forma Expenses Based on Proposed Contract)	[0.39%]	0.25%	[0.00%]	[0.64%]
Class B (Actual Expenses Under Current Management Contract)	0.52%	0.45%	0.00%	0.97%
Class B (Pro Forma Expenses Based on Proposed Contract)	[0.39%]	0.45%	[0.00%]	[0.84%]
Class C (Actual Expenses Under Current Management Contract)	0.52%	1.00%	0.00%	1.52%
Class C (Pro Forma Expenses Based on Proposed Contract)	[0.39%]	1.00%	[0.00%]	[1.39%]
Class P (Actual Expenses Under Current Management Contract)	0.52%	N/A	0.00%	0.52%
Class P (Pro Forma Expenses Based on Proposed Contract)	[0.39%]	N/A	[0.00%]	[0.39%]
Class R (Actual Expenses Under Current Management Contract)	0.52%	0.50%	0.00%	1.02%
Class R (Pro Forma Expenses Based on Proposed Contract)	[0.39%]	0.50%	[0.00%]	[0.89%]
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Share class	Management fees	Distribution and service (12b-1) fees	Other expenses	Total annual fund operating expenses
Class R6 (Actual Expenses Under Current Management Contract)	0.52%	N/A	0.00%	0.52%
Class R6 (Pro Forma Expenses Based on Proposed Contract)	[0.39%]	N/A	[0.00%]	[0.39%]
Class Y (Actual Expenses Under Current Management Contract)	0.52%	N/A	0.00%	0.52%
Class Y (Pro Forma Expenses Based on Proposed Contract)	[0.39%]	N/A	[0.00%]	[0.39%]

How do these fees and expenses look in dollar terms?

Example: Sales charge plus annual operating expenses on a $10,000 investment over time

Share class	1 year	3 years	5 years	10 years
Class A (Actual Expenses Under Current Management Contract)	$302	$465	$643	$1,158
Class A (Pro Forma Expenses Based on Proposed Contract)	[$289]	[$425]	[$574]	[$1,005]
Class B (Actual Expenses Under Current Management Contract)	$199	$309	$536	$1,133
Class B (Pro Forma Expenses Based on Proposed Contract)	[$186]	[$268]	[$466]	[$980]
Class B (no redemption) (Actual Expenses Under Current Management Contract)	$99	$309	$536	$1,133
Class B (no redemption) (Pro Forma Expenses Based on Proposed Contract)	[$86]	[$268]	[$466]	[$980]
Class C (Actual Expenses Under Current Management Contract)	$255	$480	$829	$1,610
Class C (Pro Forma Expenses Based on Proposed Contract)	[$242]	[$440]	[$761]	[$1,463]
Class C (no redemption) (Actual Expenses Under Current Management Contract)	$155	$480	$829	$1,610
Class C (no redemption) (Pro Forma Expenses Based on Proposed Contract)	[$142]	[$440]	[$761]	[$1,463]
Class P (Actual Expenses Under Current Management Contract)	$53	$167	$291	$653
Class P (Pro Forma Expenses Based on Proposed Contract)	[$40]	[$125]	[$219]	[$493]
Class R (Actual Expenses Under Current Management Contract)	$104	$325	$563	$1,248
Class R (Pro Forma Expenses Based on Proposed Contract)	[$91]	[$284]	[$493]	[$1,096]
Class R6 (Actual Expenses Under Current Management Contract)	$53	$167	$291	$653
Class R6 (Pro Forma Expenses Based on Proposed Contract)	[$40]	[$125]	[$219]	[$493]
Class Y (Actual Expenses Under Current Management Contract)	$53	$167	$291	$653
Class Y (Pro Forma Expenses Based on Proposed Contract)	[$40]	[$125]	[$219]	[$493]

The purpose of this example and the table is to assist investors in understanding the various costs and expenses of investing in shares of the fund. The example above should not be considered as a representation of past or future expenses of the fund. Actual expenses may vary from year to year and may be higher or lower than those shown above.

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Appendix C

Previous Trustee approval of management contract for the Fund

General conclusions

At their meeting on June 24, 2022, the Trustees of the fund, including all of the Trustees who are not “interested persons” (as this term is defined in the Investment Company Act of 1940, as amended) of the Putnam funds (the “Independent Trustees”), approved, subject to approval by the fund’s shareholders, a new management contract with Putnam Investment Management (“Putnam Management”). In substance, the new management contract differed from the existing management contract only in that it reduced the fund’s base management fee and eliminated the performance adjustment (subject to an eighteen-month transition period) in calculating the fund’s management fee.

In approving the reduction of the fund’s base management fee and the elimination of the performance fee for the fund, the Trustees considered information provided by Putnam Management, including, among other things, hypothetical examples comparing the total management fees under both the current and proposed contracts. In addition, the Trustees considered that, following the eighteen-month transition period, the removal of the performance adjustment component of the management fee could result in lower or higher management fees under the proposed management contract depending on the fund’s performance. The Trustees noted that the new management contract was substantially identical to your fund’s existing management contract, other than the reduction of the fund’s base management fee, the elimination of the performance adjustment, the effective date of the contract, and the initial term of the contract.

The Board of Trustees of The Putnam Funds oversees the management of each fund and, as required by law, determines annually whether to approve the continuance of your fund’s management contract with Putnam Management, the sub-management contract with respect to your fund between Putnam Management and its affiliate, Putnam Investments Limited (“PIL”), and the sub-advisory contract among Putnam Management, PIL, and another affiliate, The Putnam Advisory Company (“PAC”). The Board, with the assistance of its Contract Committee, requests and evaluates all information it deems reasonably necessary under the circumstances in connection with its annual contract review. The Contract Committee consists solely of Independent Trustees.

At the outset of the review process, members of the Board’s independent staff and independent legal counsel considered any possible changes to the annual contract review materials furnished to the Contract Committee during the course of the previous year’s review and, as applicable, identified those changes to Putnam Management. Following these discussions and in consultation with the Contract Committee, the Independent Trustees’ independent legal counsel requested that Putnam Management and its affiliates furnish specified information, together with any additional information that Putnam Management considered relevant, to the Contract Committee. Over the course of several months ending in June 2022, the Contract Committee met on a number of occasions with representatives of

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Putnam Management, and separately in executive session, to consider the information that Putnam Management provided. Throughout this process, the Contract Committee was assisted by the members of the Board’s independent staff and by independent legal counsel for The Putnam Funds and the Independent Trustees.

In May 2022, the Contract Committee met in executive session to discuss and consider its recommendations with respect to the continuance of the contracts. At the Trustees’ June 2022 meeting, the Contract Committee met in executive session with the other Independent Trustees to review a summary of the key financial, performance and other data that the Contract Committee considered in the course of its review. The Contract Committee then presented its written report, which summarized the key factors that the Committee had considered and set forth its recommendations. The Contract Committee recommended, and the Independent Trustees approved, the continuance of your fund’s management contract, the approval of your fund’s amended and restated sub-management and sub-advisory contracts, effective July 1, 2022, and the approval of your fund’s new management contract, subject to approval by the fund’s shareholders. (Because PIL and PAC are affiliates of Putnam Management and Putnam Management remains fully responsible for all services provided by PIL and PAC, the Trustees have not attempted to evaluate PIL or PAC as separate entities, and all subsequent references to Putnam Management below should be deemed to include reference to PIL and PAC as necessary or appropriate in the context.)

The Independent Trustees’ approval was based on the following conclusions:

•	That the fee schedule in effect for your fund and the proposed fee schedule under the fund’s new management contract each represented reasonable compensation in light of the nature and quality of the services being provided to the fund, the fees paid by competitive funds, the costs incurred by Putnam Management in providing services to the fund and the application of certain reductions and waivers noted below; and
•	That the fee schedule in effect for your fund and the proposed fee schedule under the fund’s new management contract each represented an appropriate sharing between fund shareholders and Putnam Management of any economies of scale as may exist in the management of the fund at current asset levels.

These conclusions were based on a comprehensive consideration of all information provided to the Trustees and were not the result of any single factor. Some of the factors that figured particularly in the Trustees’ deliberations and how the Trustees considered these factors are described below, although individual Trustees may have evaluated the information presented differently, giving different weights to various factors. It is also important to recognize that the management arrangements for your fund and the other Putnam funds are the result of many years of review and discussion between the Independent Trustees and Putnam Management, that some aspects of the arrangements may receive greater scrutiny in some years than others and that the Trustees’ conclusions may be based, in part, on their consideration of fee arrangements in previous years. For example, with certain exceptions primarily involving newer or repositioned funds, the current fee arrangements under the vast majority of the funds’ management contracts were first implemented at the beginning of

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2010 following extensive review by the Contract Committee and discussions with representatives of Putnam Management, as well as approval by shareholders.

Management fee schedules and total expenses

The Trustees reviewed the management fee schedules in effect for all Putnam funds, including fee levels and breakpoints. In reviewing fees and expenses, the Trustees generally focus their attention on material changes in circumstances – for example, changes in assets under management, changes in a fund’s investment strategy, changes in Putnam Management’s operating costs or profitability, or changes in competitive practices in the mutual fund industry – that suggest that consideration of fee changes might be warranted. The Trustees considered the management fee schedule proposed for your fund under the new management contract, subject to approval by the fund’s shareholders.

The Trustees also reviewed the total expenses of each Putnam fund, recognizing that in most cases management fees represented the major, but not the sole, determinant of total costs to fund shareholders. (Two funds, one of which is your fund, have implemented so-called “all-in” management fees covering substantially all routine fund operating costs.) The Trustees considered that the proposed amended and restated sub-management and sub-advisory contracts would lower the sub-management and sub-advisory fees paid by Putnam Management to PIL and PAC, respectively.

Under its existing management contract, your fund pays a base management fee at a fixed rate of 60 basis points to Putnam Management. Putnam Management is obligated to pay, out of the management fee, all of the fund’s organizational and other operating expenses (including investor servicing fees), excluding only fees payable under the fund’s distribution plans, any applicable performance-based upward or downward adjustments to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses, extraordinary expenses and acquired fund fees and expenses. Under its new management contract, your fund would pay a base management fee at a fixed rate of 39 basis points to Putnam Management.

In addition, your fund’s management contract provides that its management fees will be adjusted up or down depending upon whether your fund’s performance is better or worse than the performance of an appropriate index of securities prices specified in the management contract. Under its new management contract, subject to approval by the fund’s shareholders, the performance adjustment component of your fund’s management fee would be eliminated.

As in the past, the Trustees also focused on the competitiveness of each fund’s total expense ratio. The Trustees and Putnam Management and the funds’ investor servicing agent, Putnam Investor Services, Inc. (“PSERV”), have implemented expense limitations that were in effect during your fund’s fiscal year ending in 2021. These expense limitations were: (i) a contractual expense limitation applicable to specified open-end funds, including your fund, of 25 basis points on investor servicing fees and expenses and (ii) a contractual expense limitation applicable to specified open-end funds, including your fund, of 20 basis points on

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so-called “other expenses” (i.e., all expenses exclusive of management fees, distribution fees, investor servicing fees, investment-related expenses, interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses). These expense limitations attempt to maintain competitive expense levels for the funds. Most funds, including your fund, had sufficiently low expenses that these expense limitations were not operative during their fiscal years ending in 2021. (In light of the fact that, under your fund’s management contract, Putnam Management bears many of the fund’s organizational and operating expenses, as a practical matter it is unlikely that these expense limitations would become operative with respect to your fund.) Putnam Management and PSERV have agreed to maintain these expense limitations until at least February 28, 2024. Putnam Management and PSERV’s commitment to these expense limitation arrangements, which were intended to support an effort to have fund expenses meet competitive standards, was an important factor in the Trustees’ decision to approve the continuance of your fund’s management contract, to approve your fund’s amended and restated sub-management and sub-advisory contracts and to approve your fund’s new management contract, subject to approval of the fund’s shareholders.

The Trustees reviewed comparative fee and expense information for a custom group of competitive funds selected by Broadridge Financial Solutions, Inc. (“Broadridge”). This comparative information included your fund’s percentile ranking for effective management fees and total expenses (excluding any applicable 12b-1 fees), which provides a general indication of your fund’s relative standing. In the custom peer group, your fund ranked in the first quintile in effective management fees (determined for your fund and the other funds in the custom peer group based on fund asset size and the applicable contractual management fee schedule) and in the first quintile in total expenses (excluding any applicable 12b-1 fees) as of December 31, 2021. The first quintile represents the least expensive funds and the fifth quintile the most expensive funds. The fee and expense data reported by Broadridge as of December 31, 2021 reflected the most recent fiscal year-end data available in Broadridge’s database at that time.

In connection with their review of fund management fees and total expenses, the Trustees also reviewed the costs of the services provided and the profits realized by Putnam Management and its affiliates from their contractual relationships with the funds. This information included trends in revenues, expenses and profitability of Putnam Management and its affiliates relating to the investment management, investor servicing and distribution services provided to the funds. In this regard, the Trustees also reviewed an analysis of the revenues, expenses and profitability of Putnam Management and its affiliates, allocated on a fund-by-fund basis, with respect to the funds’ management, distribution and investor servicing contracts. For each fund, the analysis presented information about revenues, expenses and profitability for each of the agreements separately and for the agreements taken together on a combined basis. The Trustees concluded that, at current asset levels, the fee schedules in place for the Putnam funds, including the fee schedule for your fund, represented reasonable compensation for the services being provided and represented an appropriate sharing between fund shareholders and Putnam Management of any economies of scale as may exist in the management of the Putnam funds at that time.

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The information examined by the Trustees in connection with their annual contract review for the Putnam funds included information regarding services provided and fees charged by Putnam Management and its affiliates to other clients, including collective investment trusts offered in the defined contribution and defined benefit retirement plan markets, sub-advised mutual funds, private funds sponsored by affiliates of Putnam Management, model-only separately managed accounts and Putnam Management’s exchange-traded funds. This information included, in cases where a product’s investment strategy corresponds with a fund’s strategy, comparisons of those fees with fees charged to the Putnam funds, as well as an assessment of the differences in the services provided to these clients as compared to the services provided to the Putnam funds. The Trustees observed that the differences in fee rates between these clients and the Putnam funds are by no means uniform when examined by individual asset sectors, suggesting that differences in the pricing of investment management services to these types of clients may reflect, among other things, historical competitive forces operating in separate marketplaces. The Trustees considered the fact that in many cases fee rates across different asset classes are higher on average for mutual funds than for other clients, and the Trustees also considered the differences between the services that Putnam Management provides to the Putnam funds and those that it provides to its other clients. The Trustees did not rely on these comparisons to any significant extent in concluding that the management fees paid by your fund are reasonable.

Investment performance

The quality of the investment process provided by Putnam Management represented a major factor in the Trustees’ evaluation of the quality of services provided by Putnam Management under your fund’s management contract. The Trustees were assisted in their review of Putnam Management’s investment process and performance by the work of the investment oversight committees of the Trustees and the full Board of Trustees, which meet on a regular basis with individual portfolio managers and with senior management of Putnam Management’s Investment Division throughout the year. The Trustees concluded that Putnam Management generally provides a high-quality investment process — based on the experience and skills of the individuals assigned to the management of fund portfolios, the resources made available to them and in general Putnam Management’s ability to attract and retain high-quality personnel — but also recognized that this does not guarantee favorable investment results for every fund in every time period.

The Trustees considered that, in the aggregate, the Putnam funds’ performance was generally solid in 2021 against a backdrop of strong U.S. economic and financial market growth. The Trustees considered Putnam Management’s observation that, despite an environment of generally strong growth, there had been various headwinds experienced in 2021. For the one-year period ended December 31, 2021, the Trustees noted that the Putnam funds, on an asset-weighted basis, ranked in the 52nd percentile of their peers as determined by Lipper Inc. (“Lipper”) and, on an asset-weighted-basis, delivered a gross return that trailed their benchmarks by 0.1%. Over the longer-term, the Committee noted that, on an asset-weighted basis, the Putnam funds delivered strong aggregate performance relative to their Lipper peers over the three-, five- and ten-year periods ended December 31, 2021, ranking in the 31st,

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29th and 21st percentiles, respectively, and that the funds, in the aggregate, outperformed their benchmarks on a gross basis for each of those periods.

In addition to the performance of the individual Putnam funds, the Trustees considered, as they had in prior years, the performance of The Putnam Fund complex versus competitor fund complexes. In particular, the Trustees considered The Putnam Fund complex’s performance as reported in the Barron’s/Lipper Fund Families survey (the “Survey”), which ranks mutual fund companies based on their performance across a variety of asset types. The Trustees noted that The Putnam Fund complex continued to rank highly in the Survey, especially over the longer-term, with The Putnam Funds ranking as the 6th best performing mutual fund complex out of 45 complexes for the ten-year period and 13th out of 49 complexes for the five-year period. The Trustees noted that 2021 marked the fifth consecutive year that The Putnam Funds have ranked in the top ten fund complexes for the ten-year period. The Trustees also considered that The Putnam Fund complex’s Survey performance over the one-year period was solid, with The Putnam Funds ranking 27th out of 51 complexes. In addition to the Survey, the Trustees also considered the Putnam funds’ ratings assigned by Morningstar Inc., noting that 25 of the funds were four- or five-star rated at the end of 2021 (representing a decrease of one fund year-over-year) and that this included nine funds that had achieved a five-star rating (representing an increase of two funds year-over-year). They also noted, however, the disappointing investment performance of some Putnam funds for periods ended December 31, 2021 and considered information provided by Putnam Management regarding the factors contributing to the underperformance and actions being taken to improve the performance of these particular funds. The Trustees indicated their intention to continue to monitor closely the performance of those funds and evaluate whether additional actions to address areas of underperformance may be warranted.

For purposes of the Trustees’ evaluation of the Putnam funds’ investment performance, the Trustees generally focus on a competitive industry ranking of each fund’s total net return over a one-year, three-year and five-year period. For a number of Putnam funds with relatively unique investment mandates for which Putnam Management informed the Trustees that meaningful competitive performance rankings are not considered to be available, the Trustees evaluated performance based on their total gross and net returns and comparisons of those returns to the returns of selected investment benchmarks. In the case of your fund, the Trustees considered information about your fund’s total return and its performance relative to its benchmark over the one-year, three-year and five-year periods ended December 31, 2021. Your fund’s class A shares’ return, net of fees and expenses, was negative and trailed the return of its benchmark over the one-year period ended December 31, 2021, and was positive and exceeded the return of its benchmark over the three-year and five-year periods ended December 31, 2021. (When considering performance information, shareholders should be mindful that past performance is not a guarantee of future results.)

The Trustees considered that, if the proposed new management contract were approved by shareholders, the fund is expected to be repositioned as a relative return, core bond fund, and its name, investment objective and investment strategies are expected to change. The Trustees also considered Putnam Management’s continued efforts to support fund performance through certain initiatives, including structuring compensation for portfolio managers to enhance

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accountability for fund performance, emphasizing accountability in the portfolio management process and affirming its commitment to a fundamental-driven approach to investing. The Trustees noted further that Putnam Management had made selective hires and internal promotions in 2021 to strengthen its investment team.

Brokerage and soft-dollar allocations; investor servicing

The Trustees considered various potential benefits that Putnam Management may receive in connection with the services it provides under the management contract with your fund. These include benefits related to brokerage allocation and the use of soft dollars, whereby a portion of the commissions paid by a fund for brokerage may be used to acquire research services that are expected to be useful to Putnam Management in managing the assets of the fund and of other clients. Subject to policies established by the Trustees, soft dollars generated by these means are used predominantly to acquire brokerage and research services (including third-party research and market data) that enhance Putnam Management’s investment capabilities and supplement Putnam Management’s internal research efforts. The Trustees indicated their continued intent to monitor regulatory and industry developments in this area with the assistance of their Brokerage Committee. In addition, with the assistance of their Brokerage Committee, the Trustees indicated their continued intent to monitor the allocation of the Putnam funds’ brokerage in order to ensure that the principle of seeking best price and execution remains paramount in the portfolio trading process.

Putnam Management may also receive benefits from payments that the funds make to Putnam Management’s affiliates for investor or distribution services. In conjunction with the annual review of your fund’s management, sub-management and sub-advisory contracts, the Trustees reviewed your fund’s investor servicing agreement with PSERV and its distributor’s contract and distribution plans with Putnam Retail Management Limited Partnership (“PRM”), both of which are affiliates of Putnam Management. The Trustees concluded that the fees payable by the funds to PSERV and PRM, as applicable, for such services are fair and reasonable in relation to the nature and quality of such services, the fees paid by competitive funds and the costs incurred by PSERV and PRM, as applicable, in providing such services. Furthermore, the Trustees were of the view that the investor services provided by PSERV were required for the operation of the funds, and that they were of a quality at least equal to those provided by other providers.

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EVERY VOTE IS IMPORTANT

VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

Putnam INVESTMENTS

By signing on the reverse side, you, as a shareholder of Putnam Fixed Income Absolute Return Fund, appoint Trustees Kenneth R. Leibler and George Putnam, III, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote all of your Putnam Fixed Income Absolute Return Fund shares on your behalf at the special meeting of shareholders of Putnam Fixed Income Absolute Return Fund. The meeting will take place on October 19, 2022, at 11:00 a.m., Eastern Time, on the 2nd Floor of 100 Federal St., Boston, Massachusetts 02110, and may be adjourned to later times or dates. **Your vote is being solicited on behalf of the Trustees.** When you complete and sign this proxy card, your shares will be voted on your behalf exactly as you have indicated on the reverse side of this card. **If you simply sign this proxy card, and do not vote on the proposal, your shares will be automatically voted as the Trustees recommend.** The proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment or postponement of the meeting.

This proxy is solicited on behalf of the Board of Trustees, and the proposal for Putnam Fixed Income Absolute Return Fund (set forth on the reverse side of this proxy card) has been approved by the Board of Trustees and recommended for approval by shareholders.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

FIA_32853_071822
PLEASE SIGN AND DATE YOUR CARD ON THE REVERSE SIDE.

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EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Special Shareholders Meeting to be Held on October 19, 2022:
The Proxy Statement and Proxy Card for this Special Meeting are available at:
https://www.putnam.com/static/pdf/email/FixedIncomAR-proxy-statement.pdf

**IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD**

Please detach at perforation before mailing.

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Special Meeting or any adjournment(s).

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X

Proposal

The Trustees recommend a vote **FOR** the Proposal.

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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